UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

AMERICAN ECOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lakepointe Centre I, 300 E. Mallard Drive, Suite 300 Boise, Idaho	83706
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 331-8400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 6, 2007, the Board of Directors of American Ecology Corporation (the “Company”) approved amendments to Article V of the Company’s Amended and Restated Bylaws (the “Bylaws”) to permit the issuance and transfer of uncertificated shares of the Company’s common stock.

The ability to issue uncertificated shares allows the Company to participate in the Direct Registration System, which is currently administered by the Depositary Trust Company.  The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker dealers in order to effect transactions without the risk and delays associated with transferring physical certificates.  The Bylaws continue to provide, however, that each registered stockholder shall be entitled to receive a stock certificate upon written request.

The full text of the Bylaws, as amended, is filed as Exhibit 3.1 to this Report, and amended Sections 1 and 4 of Article V of the Bylaws are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of American Ecology Corporation, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN ECOLOGY CORPORATION
(Registrant)

Date: December 10, 2007	By:	/S/ Jeffrey R. Feeler

Jeffrey R. Feeler
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of American Ecology Corporation, as amended

3